UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2005

AEROGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-31913	33-0488580
(Commission File No.)	(IRS Employer Identification No.)

2071 Stierlin Court, Suite 100

Mountain View, CA 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 864-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2005, the Board of Directors of Aerogen, Inc (“Aerogen”) appointed John C. Hodgman, age 50, as a director of Aerogen.  On June 6, 2005, Mr. Hodgman joined Aerogen as President and Chief Executive Officer. In addition to his positions with Aerogen, Mr. Hodgman has been with Cygnus, Inc. since 1994, becoming President and Chief Executive Officer in 1998 and also serving as chairman of Cygnus’ board of directors since 1999.  He serves on the boards of directors of AVI BioPharma, Inc., Immersion Corporation, and Cygnus, Inc., where he also continues to serve as Chairman, President, and Chief Executive Officer.  Mr. Hodgman received a B.S. in Accounting and Finance from Brigham Young University and an M.B.A. at the University of Utah.

The offer letter, dated June 3, 2005, between Aerogen and Mr. Hodgman was filed as Exhibit 10.20 to Aerogen’s current report on Form 8-K on June 9, 2005 and is incorporated herein by reference.

In addition, the Board of Directors of Aerogen accepted Jane E. Shaw’s resignation as Chairman of the Board effective June 30, 2005.  Dr. Shaw will remain as a director of Aerogen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEROGEN, INC.

Dated: July 7, 2005	By:	/s/ Robert S. Breuil
	Name:	Robert S. Breuil
	Title:	Chief Financial Officer and Vice
President of Corporate Development